Exhibit 16.1

October 7, 2008

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Piedmont Community Bank Group, Inc.’s statements included under Item 4.01 of its amended Form 8-K to be filed on October 8, 2008 and we agree with such statements concerning our firm.

/s/ Mauldin & Jenkins, LLC